UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 6, 2022 (May 4, 2022)

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CME Group Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders on May 4, 2022 (the “Annual Meeting”).

At the close of business on March 7, 2022, the record date of the Annual Meeting, the Company had 359,422,597 shares of Class A and Class B common stock issued and outstanding. The following shares were present at the Annual Meeting, either in person at the virtual shareholder meeting or by proxy.

Class(es) of Common Stock	Aggregate No. of Shares	% of the Issued and Outstanding
Classes A and B	297,860,848	82.87%
Class B-1	190	30.40%
Class B-2	349	42.92%
Class B-3	330	25.64%
Class B-4	107	25.90%

The results of the proposals are as follows:

1.	The election of seventeen Equity Directors to serve until 2023 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Against	Abstain
Terrence A. Duffy	248,439,611	25,821,018	2,038,398
Timothy S. Bitsberger	250,579,179	25,391,511	328,337
Charles P. Carey	250,391,622	25,579,160	328,245
Dennis H. Chookaszian	255,507,968	20,458,209	332,850
Bryan T. Durkin	256,901,192	18,960,246	437,589
Ana Dutra	218,730,962	57,081,772	486,293
Martin J. Gepsman	243,199,348	32,613,790	485,889
Larry G. Gerdes	249,100,714	26,853,108	345,205
Daniel R. Glickman	220,951,812	52,198,553	3,148,662
Daniel G. Kaye	265,294,877	10,502,154	501,996
Phyllis M. Lockett	266,199,316	9,590,906	508,805
Deborah J. Lucas	273,577,794	2,204,112	517,121
Terry L. Savage	225,950,494	50,046,670	301,863
Rahael Seifu	273,852,046	1,951,407	495,574
William R. Shepard	252,111,431	23,892,901	294,695
Howard J. Siegel	254,036,522	21,970,761	291,744
Dennis A. Suskind	248,637,611	27,303,495	357,921

There were a total of 21,561,821 broker non-votes in this proposal.

2.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2022 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
288,034,439	9,562,741	263,668

3.	The advisory vote of the compensation of the Company’s named executive officers (by the Class A and Class B shareholders voting together as a single class) was not approved:

Votes For	Votes Against	Abstentions
64,176,239	211,462,766	660,022

There were a total of 21,561,821 broker non-votes in this proposal.

4.	The approval of the Amended and Restated CME Group Inc. Omnibus Stock Plan (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
229,106,367	46,633,553	559,107

There were a total of 21,561,821 broker non-votes in this proposal.

5.	The approval of the Amended and Restated CME Group Inc. Director Stock Plan (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
264,516,229	11,143,316	639,482

There were a total of 21,561,821 broker non-votes in this proposal.

6.	The approval of the Amended and Restated CME Group Inc. Employee Stock Purchase Plan (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
274,625,906	1,154,220	518,901

There were a total of 21,561,821 broker non-votes in this proposal.

7.	The election of Class B Directors:

a.

In the election of the three Class B-1 Directors, no quorum was achieved. Therefore, William W. Hobert, Patrick J. Mulchrone and Robert J. Tierney Jr. are each a “holdover” under Delaware law and the Company’s bylaws. They will continue to serve until their successors are duly elected at the 2023 Annual Meeting or their earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
William W. Hobert	171	9	10
Patrick J. Mulchrone	177	4	9
Robert J. Tierney Jr.	177	7	6

b.	The election of two Class B-2 Directors to serve until 2023 from a slate of three nominees (the nominees in bold were elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Michael G. Dennis	208	0	141
Patrick W. Maloney	256	0	93
John (Jack) D. Newhouse Jr.	154	0	195

c.

In the election of one Class B-3 Director, no quorum was achieved. Therefore, Elizabeth A. Cook is a “holdover” under Delaware law and the Company’s bylaws. She will continue to serve until her successor is duly elected at the 2023 Annual Meeting or her earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
Elizabeth A. Cook	289	31	10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 6, 2022	By:	/s/ John W. Pietrowicz
	Name:	John W. Pietrowicz
	Title:	Senior Managing Director and Chief Financial Officer